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                                                                       Exhibit 2

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01, of WorldTalk Communications Corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


                                        NEW FRONTIER CAPITAL, L.P.
                                        By:      Founder Capital, L.P.
                                                 General Partner

                                        By:     /s/ William L. Musser, Jr.
                                                 William L. Musser, Jr.
                                                 General Partner

                                        WESTWARD, INC.
                                        By:      William L. Musser Co., Inc.
                                                 Investment Manager

                                        By:    /s/ William L. Musser, Jr.
                                                 William L. Musser, Jr.
                                                 President

                                        EDWIN W. COLMAN FAMILY TRUST

                                        By:     /s/ Carol Colman Timmis
                                                 Carol Colman Timmis
                                                 Co-Trustee


                                        By:     /s/ William L. Musser, Jr.
                                                 William L. Musser, Jr.